UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2006

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2006 Five Star Bank ("Five Star") a wholly owned subsidiary of Financial Institutions, Inc. entered into a Trust Company Agreement and Plan of Merger with The Canandaigua National Bank and Trust Company ("Canandaigua") pursuant to which Canandaigua will acquire Five Star’s trust business. The sales price, net of estimated selling costs, of approximately $1.1 million is subject to adjustment based on the value of the trust assets at the time of transfer. To effectuate the transaction Five Star will make application to the New York State Banking Department to organize a subsidiary trust company, which will petition the Supreme Court of the State of New York to have it substituted for Five Star as the trustee and fiduciary with respect to all of the trust accounts, and as soon as practicable following entry of the court order, the subsidiary trust company will merge into Canandaigua. The transaction is subject to regulatory approval and is currently expected to close in September 2006.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release dated March 31, 2006 announcing the sale of the trust business of Five Star Bank to The Canandaigua National Bank and Trust Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 Trust Company Agreement and Plan of Merger between The Canandaigua National Bank and Trust Company and Five Star Bank.

Exhibit 99.1 Press release of Financial Institutions, Inc. dated March 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

March 31, 2006	By:	Ronald A Miller

Name: Ronald A Miller
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

10.1	Trust Company Agreement and Plan of Merger
99.1	Press release of Financial Institutions, Inc. dated March 31, 2006